Exhibits 5.1 and 23.1

March 13, 2007

J.P. Morgan Acceptance Corporation I
270 Park Avenue
New York, New York 10017

Re:

J.P. Morgan Acceptance Corporation I.,

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel for J.P. Morgan Acceptance Corporation I, a Delaware corporation (the “Company”), in connection with the issuance of the Company’s Asset-Backed Pass-Through Certificates, Series 2007-CH1 (the “Certificates”), pursuant to a prospectus dated February 26, 2007 (the “Base Prospectus”), as supplemented by a preliminary prospectus supplement dated February 26, 2007 (the “Preliminary Prospectus Supplement”) and a prospectus supplement dated March 7, 2007 (the “Prospectus Supplement” and together with the Base Prospectus and the Preliminary Prospectus Supplement, the “Prospectus”).  A registration statement of the Company on Form S-3 relating to the Certificates (Commission File No. 333-130192) has been filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and was declared effective on April 3, 2006.  As set forth in the Prospectus, the Certificates will be issued under and pursuant to the conditions of a pooling and servicing agreement dated as of February 1, 2007 (the “Pooling Agreement”), among the Company, as depositor, J.P. Morgan Mortgage Acquisition Corp., as seller (the “Seller”), JPMorgan Chase Bank, National Association, as servicer (the “Servicer”), Pentalpha Surveillance LLC, as trust oversight manager (the “Trust Oversight Manager”) and Deutsche Bank National Trust Company, as trustee (the “Trustee”).

We have examined a form of the Pooling Agreement, forms of the Certificates, the Prospectus, and originals or copies, certified or otherwise identified to our satisfaction, of such instruments, certificates, records and other documents, and have examined such laws, as we have deemed necessary or appropriate for the purpose of this opinion.  In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies or by facsimile or other means of electronic transmission, and the authenticity of the originals of such latter documents.  As to facts relevant to the opinions expressed herein and the other statements made herein, we have relied, to the extent we have deemed appropriate, upon certificates and oral or written statements and representations of officers and other representatives of the Company and others.

Based upon the foregoing, we are of the opinion that:

(i)

When the Pooling Agreement has been duly and validly authorized by all necessary action on the part of the Company and when the Pooling Agreement has been duly executed and delivered by the Company, the Servicer, the Seller, the Trust Oversight Manager and the Trustee and any other party thereto, the Pooling Agreement will constitute a legal, valid and binding agreement of the Company, enforceable against it in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, and with respect to the rights of indemnity or contribution, as may be limited by public policy considerations.

(ii)

When the issuance and sale of the Certificates have been duly authorized by all requisite corporate action on the part of the Company and, when duly and validly executed and authenticated in accordance with the terms of the Pooling Agreement and delivered against payment therefor pursuant to the Underwriting Agreement, dated as of March 7, 2007 between the Company and J.P. Morgan Securities Inc., the Certificates will be duly and validly issued and outstanding, and entitled to the benefits of the Pooling Agreement.

In rendering the foregoing opinions, we express no opinion as to the laws of any jurisdiction other than the federal laws of the United States of America and the laws of the State of New York.

We hereby consent to the filing of this letter and to the references to this firm under the heading “Legal Matters” in the Prospectus Supplement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations of the Commission issued thereunder, with respect to any part of the Prospectus.

Very truly yours,

 /s/ McKee Nelson LLP

McKee Nelson LLP